Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On October 12, 2018, Harris Corporation (“Harris”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with L3 Technologies, Inc., a Delaware corporation (“L3”), and Leopard Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Harris (“Merger Sub”), pursuant to which Harris and L3 have agreed to combine in an all-stock merger of equals. Under the terms and subject to the conditions set forth in the Merger Agreement, L3 stockholders will receive a fixed exchange ratio of 1.30 shares of Harris common stock for each share of L3 common stock. Upon closing of the transactions contemplated by the Merger Agreement, Merger Sub will merge with and into L3 (referred to as the “merger”), with L3 being the surviving corporation and becoming a wholly-owned subsidiary of Harris, which will be re-named “L3Harris Technologies, Inc.” (“L3Harris”) and will be owned on a fully diluted basis approximately 54 percent by Harris stockholders and 46 percent by L3 stockholders.
As part of the regulatory approval process for the merger, Harris proactively explored a possible sale of its Night Vision business. On April 4, 2019, Harris entered into a definitive agreement under which it will sell its Night Vision business to Elbit Systems of America, LLC, a subsidiary of Elbit Systems Ltd., for $350 million in cash, subject to customary purchase price adjustments as set forth in the definitive agreement. The sale transaction is conditioned on completion of the merger, as well as customary closing conditions, including receipt of regulatory approvals. Harris expects to use the proceeds from the sale of its Night Vision business to pre-fund L3Harris pension plans and return cash to stockholders.
The following unaudited pro forma condensed combined financial statements have been prepared to illustrate the estimated effects of the merger and give effect to the merger under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”), with Harris treated as the legal and accounting acquirer. The historical consolidated financial information in the unaudited pro forma condensed combined financial statements has been adjusted to give effect to pro forma events that are (a) directly attributable to the merger, (b) factually supportable and (c) with respect to the statements of income, expected to have a continuing impact on the combined results of Harris and L3. The adjustments include adjustments to reflect the expected sale of Harris’ Night Vision business, which is directly attributable to the merger, but do not include any adjustments for Harris’ expected uses of the proceeds from the sale, because those expected uses are not directly attributable to the merger. The unaudited pro forma condensed combined balance sheet as of March 29, 2019 is based on the individual historical consolidated balance sheets of Harris and L3, and has been prepared to reflect the merger as if it had occurred on March 29, 2019, which was the end of Harris’ third quarter of fiscal 2019. The unaudited pro forma condensed combined statements of income for the three quarters ended March 29, 2019 and the fiscal year ended June 29, 2018 combine the historical results of operations of Harris and L3, and have been prepared to reflect the merger as if it had occurred on July 1, 2017, the first day of Harris’ fiscal 2018.
Harris’ fiscal year ends on the Friday nearest June 30, and L3’s fiscal year ends on December 31. As a consequence of Harris’ and L3’s different fiscal years:

•
the unaudited pro forma condensed combined balance sheet as of March 29, 2019 combines Harris’ historical unaudited condensed consolidated balance sheet as of March 29, 2019, which was the end of Harris’ third quarter of fiscal 2019, and L3’s historical unaudited condensed consolidated balance sheet as of March 29, 2019, which was the end of L3’s first quarter of 2019;

•
the unaudited pro forma condensed combined statement of income for the three quarters ended March 29, 2019 combines Harris’ historical unaudited results of operations for the three quarters ended March 29, 2019, which were Harris’ first three quarters of fiscal 2019, and L3’s historical unaudited results of operations for the three quarters ended March 29, 2019, which were L3’s third and fourth quarters of 2018 and first quarter of 2019; and

•
the unaudited pro forma condensed combined statement of income for the fiscal year ended June 29, 2018 combines Harris’ historical audited results of operations for the fiscal year ended June 29, 2018, which was the end of Harris’ fiscal 2018, and L3’s historical unaudited results of operations for the four quarters ended June 29, 2018.

Except for pro forma adjustments to reflect the expected sale of Harris’ Night Vision business, the unaudited pro forma condensed combined statements of income do not reflect future events that may occur after the merger, including, but not limited to, the anticipated realization of ongoing savings from operating synergies; and certain one-time charges Harris expects to incur in connection with the transaction, including, but not limited to, costs in connection with integrating the operations of Harris and L3.
The following unaudited pro forma condensed combined financial statements are for informational purposes only and do not purport to indicate the results that actually would have been obtained had the merger been completed on the assumed dates or for the periods presented, or which may be realized in the future. To prepare the unaudited pro forma condensed combined financial statements, Harris adjusted L3’s assets and liabilities to their estimated fair values based on preliminary valuation work. As of the date of the filing of the Current Report on Form 8-K with which this Exhibit 99.1 is filed, Harris has not completed the detailed valuation work necessary to finalize the required estimated fair values of the L3 assets to be acquired and liabilities to be assumed and the related allocation of purchase price, nor has Harris identified all adjustments necessary to conform L3’s accounting policies to Harris’ accounting policies. A final determination of the fair value of L3’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of L3 that exist as of the date of completion of the merger and, therefore, cannot be made prior to that date. Additionally, the value of the merger consideration to be paid in shares of Harris common stock will be determined based on the trading price of Harris common stock at the time of the completion of the merger. Consequently, the purchase price allocation included in the unaudited pro forma condensed combined financial statements is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses are performed. Further, the preliminary purchase price allocation has been made solely for the purpose of preparing the unaudited pro forma condensed combined financial statements. The preliminary purchase price allocation was based on reviews of publicly disclosed allocations for other acquisitions in the industry, Harris’ historical experience, data that were available through the public domain and Harris’ due diligence review of L3’s business. Until the merger is completed, Harris and L3 are limited in their ability to share information with each other. Upon completion of the merger, incremental valuation work will be performed and any increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments to the balance sheet and/or statements of income until the purchase price allocation is finalized. There can be no assurance that such finalization will not result in material changes from the preliminary purchase price allocation included in the unaudited pro forma condensed combined financial statements. Although Harris and L3 have entered into the merger agreement, there can be no assurances that the merger will be completed on the terms set forth in the merger agreement or at all.
The following unaudited pro forma condensed combined financial statements should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•
Harris’ audited consolidated financial statements and related notes thereto contained in its Current Report on Form 8-K filed with the SEC on December 13, 2018 and Harris’ Quarterly Report on Form 10-Q for the quarter ended March 29, 2019; and

•
L3’s audited consolidated financial statements and related notes thereto contained in its Annual Report on Form 10-K filed with the SEC on February 21, 2019 and L3’s Quarterly Reports on Form 10-Q for the quarters ended June 29, 2018 and March 29, 2019.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 29, 2019 (In millions)

	Historical Harris	Historical L3	Pro Forma Adjustments	Note References	Pro Forma Combined
Assets
Current Assets
Cash and cash equivalents	$334	$1,108	$(295)	3a	$1,422
			(70)	3b
			345	3c
Receivables	453	804	(13)	3c	1,244
Contract assets	881	1,735	—		2,616
Inventories	433	896	157	2g	1,432
			(54)	3c
Income taxes receivable	77	—	61	3f	138
Other current assets	107	362			469
Total current assets	2,285	4,905	131		7,321
Non-current Assets
Property, plant and equipment	904	1,178	(27)	3c	2,055
Operating lease right-of-use assets	—	618	(618)	2f	—
Goodwill	5,371	6,826	(6,826)	2f	21,416
			16,077	2o
			(32)	3c
Other intangible assets	902	378	(378)	2f	6,363
			5,465	2h
			(4)	3c
Non-current deferred income taxes	91	—	—		91
Other non-current assets	239	358	(3)	2f	686
			60	2i
			32	3a
Total non-current assets	7,507	9,358	13,746		30,611
	$9,792	$14,263	$13,877		$37,932
Liabilities and Equity
Current Liabilities
Short-term debt	$103	$—	$—		$103
Accounts payable	523	672	(14)	3c	1,181
Contract liabilities	466	711	(23)	2j	1,153
			(1)	3c
Compensation and benefits	176	411	(3)	3c	584
Other accrued items	316	219	364	3e	823
			(74)	2f
			(2)	3c
Income taxes payable	16	55	(117)	3a	16
			(13)	3b
			14	3c
			61	3f
Other current liabilities	—	364	(364)	3e	—
Current portion of long-term debt, net	6	—	—		6
Total current liabilities	1,606	2,432	(172)		3,866
Non-current Liabilities
Defined benefit plans	601	1,202	61	2l	1,788
			(76)	3a
Long term debt, net	3,412	3,322	129	2k	6,863
Non-current deferred income taxes	59	205	(547)	2f	1,057
			1,260	2n

Unaudited Pro Forma Condensed Combined Balance Sheet (Continued) As of March 29, 2019 (In millions)

			80	3a
Other long-term liabilities	507	415	15	2i	772
			(163)	3a
			(2)	3c
Operating lease liabilities	—	569	(569)	2f	—
Total non-current liabilities	4,579	5,713	188		10,480
Equity
Preferred stock	—	—	—		—
Common stock	118	6,904	(6,904)	2e	223
			1	3a
			104	2c
Treasury stock	—	(7,726)	7,726	2e	—
Other capital	1,720	—	77	3a	21,247
			19,450	2p
Retained earnings	1,986	7,574	(7,574)	2e	2,087
			(57)	3b
			(65)	3a
			223	3c
Accumulated other comprehensive loss	(217)	(701)	701	2e	(217)
Total stockholders’ equity	3,607	6,051	13,682		23,340
Noncontrolling interest	—	67	(67)	2e	246
			246	2m
Total Equity	3,607	6,118	13,861		23,586
	$9,792	$14,263	$13,877		$37,932

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statement of Income
For the Three Quarters Ended March 29, 2019
(In millions, except per share amounts)

	Historical Harris	Historical L3	Pro Forma Adjustments	Note References	Pro Forma Combined
Revenue from product sales and services	$4,936	$7,990	$(13)	3d	$12,791
			(122)	3c
Cost of product sales and services	(3,244)	(5,894)	13	3d	(9,067)
			83	3c
			(25)	3i
Engineering, selling and administrative expenses	(893)	(1,203)	27	3b	(2,460)
			6	3a
			20	3c
			(356)	3i
			(6)	3n
			(52)	3g
			(3)	3o
Loss on sale of Crestview Aerospace and TCS Business	—	(6)	6	3g	—
Merger, acquisition and divestiture related expenses	—	(46)	46	3g	—
Non-operating income	140	—	(7)	3g	174
			41	3k
Interest and other income, net	—	27	(27)	3g	—
Debt retirement charge	—	(21)	21	3g	—
Interest income	2	—	13	3g	15
Interest expense	(130)	(116)	(15)	3j	(258)
			3	3l
Income from continuing operations before income taxes	811	731	(347)		1,195
Income taxes	(127)	(68)	83	3m	(112)
Income from continuing operations	684	663	(264)		1,083
Income from continuing operations attributable to non-controlling interests	—	(18)	—		(18)
Income from continuing operations attributable to common stockholders	$684	$645	$(264)		$1,065

Income from continuing operations per basic common share attributable to common stockholders	$5.79				$4.79
Income from continuing operations per diluted common share attributable to common stockholders	$5.67				$4.73
Basic weighted average common shares outstanding	117.9		103.9	2c	221.8
Diluted weighted average common shares outstanding	120.3		104.5	2c	224.8
See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statement of Income
For the Fiscal Year Ended June 29, 2018
(In millions, except per share amounts)

	Historical Harris	Historical L3	Pro Forma Adjustments	Note References	Pro Forma Combined
Revenue from product sales and services	$6,168	$9,821	$(165)	3h	$15,653
			(148)	3c
			(23)	3d
Cost of product sales and services	(4,066)	(7,214)	125	3h	(11,067)
			106	3c
			23	3d
			(41)	3i
Engineering, selling and administrative expenses	(1,182)	(1,583)	6	3a	(3,163)
			21	3c
			(456)	3i
			(12)	3n
			(5)	3o
			48	3g
Gain on sale of Crestview Aerospace and TCS businesses	—	48	(48)	3g	—
Non-operating income	156	—	(47)	3g	173
			64	3k
Interest and other income, net	—	17	(17)	3g	—
Debt retirement charge	—	(48)	48	3g	—
Interest income	2	—	16	3g	18
Interest expense	(170)	(170)	(20)	3j	(354)
			6	3l
Income from continuing operations before income taxes	908	871	(519)		1,260
Income taxes	(206)	(73)	155	3m	(124)
Income from continuing operations	702	798	(364)		1,136
Income from continuing operations attributable to non-controlling interests	—	(16)	—		(16)
Income from continuing operations attributable to common stockholders	$702	$782	$(364)		$1,120

Income from continuing operations per basic common share attributable to common stockholders	$5.90				$5.02
Income from continuing operations per diluted common share attributable to common stockholders	$5.78				$4.95
Basic weighted average common shares outstanding	118.6		103.9	2c	222.5
Diluted weighted average common shares outstanding	121.1		104.5	2c	225.6
See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Notes To Unaudited Pro Forma Condensed Combined Financial Statements
NOTE 1: Description of Transaction and Basis of Presentation
On October 12, 2018, Harris, L3 and Merger Sub entered into the Merger Agreement, pursuant to which Harris and L3 agreed to combine in an all-stock merger of equals. Upon the terms and subject to the conditions set forth in the Merger Agreement, L3 stockholders will receive a fixed exchange ratio of 1.30 shares of Harris common stock for each share of L3 common stock. Pursuant to the terms of the Merger Agreement, upon closing of the transactions contemplated therein, Merger Sub will merge with and into L3 (referred to as the “merger”), with L3 being the surviving corporation and becoming a wholly-owned subsidiary of Harris, which will be renamed “L3Harris Technologies, Inc.” (“L3Harris”). The merger is expected to close in mid-calendar year 2019. However, neither Harris nor L3 can predict the actual date on which the merger will be completed, or if the merger will be completed at all.
As part of the regulatory approval process for the merger, Harris proactively explored a possible sale of its Night Vision business. On April 4, 2019, Harris entered into a definitive agreement under which it will sell its Night Vision business to Elbit Systems of America, LLC, a subsidiary of Elbit Systems Ltd., for $350 million in cash, subject to customary purchase price adjustments as set forth in the definitive agreement. The sale transaction is conditioned on completion of the merger, as well as customary closing conditions, including receipt of regulatory approvals. Harris expects to use the proceeds from the sale of its Night Vision business to pre-fund L3Harris pension plans and return cash to stockholders.
The accompanying unaudited pro forma condensed combined financial statements have been prepared to illustrate the estimated effects of the merger and give effect to the merger under the acquisition method of accounting in accordance with ASC 805, with Harris treated as the legal and accounting acquirer. The historical consolidated financial information in the unaudited pro forma condensed combined financial statements has been adjusted to give effect to pro forma events that are (a) directly attributable to the merger, (b) factually supportable and (c) with respect to the statements of income, expected to have a continuing impact on the combined results of Harris and L3. The adjustments include adjustments to reflect the expected sale of Harris’ Night Vision business, which is directly attributable to the merger, but do not include any adjustments for Harris’ expected uses of the proceeds from the sale, because those expected uses are not directly attributable to the merger. The unaudited pro forma condensed combined balance sheet as of March 29, 2019 is based on the individual historical consolidated balance sheets of Harris and L3, and has been prepared to reflect the merger as if it occurred on March 29, 2019, which was the end of Harris’ third quarter of fiscal 2019. The unaudited pro forma condensed combined statements of income for the three quarters ended March 29, 2019 and the fiscal year ended June 29, 2018 combine the historical results of operations of Harris and L3, and have been prepared to reflect the merger as if it occurred on July 1, 2017, the first day of Harris’ fiscal 2018.
Except for pro forma adjustments to reflect the expected sale of Harris’ Night Vision business, the unaudited pro forma condensed combined statements of income do not reflect future events that may occur after the merger, including, but not limited to, the anticipated realization of ongoing savings from operating synergies, and certain one-time charges Harris expects to incur in connection with the transaction, including, but not limited to, costs in connection with integrating the operations of Harris and L3. The unaudited pro forma condensed combined financial statements are for informational purposes only and do not purport to indicate the results that actually would have been obtained had the merger been completed on the assumed dates or for the periods presented, or which may be realized in the future.
To prepare the unaudited pro forma condensed combined financial statements, Harris adjusted L3’s assets and liabilities to their estimated fair values based on preliminary valuation work. As of the date of the filing of the Current Report on Form 8-K with which this Exhibit 99.1 is filed, Harris has not completed the detailed valuation work necessary to finalize the required estimated fair values of the L3 assets to be acquired and liabilities to be assumed and the related allocation of purchase price. A final determination of the fair value of L3’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of L3 that exist as of the date of completion of the merger and, therefore, cannot be made prior to that date.
As of the date of the filing of the Current Report on Form 8-K with which this Exhibit 99.1 is filed, Harris has not identified all adjustments necessary to conform L3’s accounting policies to Harris’ accounting policies. Harris will conduct a final review of L3’s accounting policies as of the date of the completion of the merger in an effort to determine if differences in accounting policies require adjustment or reclassification of L3’s results of operations or reclassification of assets or liabilities to conform to Harris’ accounting policies and classifications, and accordingly, management may identify differences that, when conformed, could have an impact on the accompanying unaudited pro forma condensed combined financial statements.
NOTE 2: Preliminary Consideration Transferred and Preliminary Fair Value of Net Assets Acquired
The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the estimated fair values of L3’s identifiable assets acquired and liabilities assumed, and the excess of the consideration over these fair values is recorded to goodwill. The preliminary purchase price allocation was based on reviews of publicly disclosed allocations for other acquisitions in the industry, Harris’ historical experience, data that were available through the public domain and Harris’ due diligence review of L3’s business. Until the merger is completed, Harris and L3 are limited in their ability to share information with each other. Upon completion of the merger, incremental valuation work will be performed and any increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments to the balance sheet and/or statements of income until the purchase price allocation is finalized. The preliminary consideration transferred and preliminary fair value of L3’s assets acquired and liabilities assumed as if the merger occurred on March 29, 2019 is presented as follows:

(In millions, except per share amounts)	Note	Amount
Calculation of estimated consideration to be transferred:
Outstanding shares of L3 common stock as of March 29, 2019	79.40
L3 restricted stock unit awards expected to be converted into shares of Harris common stock	a	0.51
L3 performance unit awards expected to be converted into shares of Harris common stock	b	0.03
79.94
Exchange ratio	x	1.30
Shares of Harris common stock to be issued for L3 outstanding common stock	c	103.92
Price per share of Harris common stock as of as of May 24, 2019	$187.08
Fair value of Harris common stock to be issued for L3 outstanding common stock	$19,442
Fair value of Harris stock options to be issued for L3 outstanding stock options	d	112
Less estimated cash to be acquired	(1,108)
Total estimated consideration transferred	$18,446

(In millions)	Note	Amount
Recognized amounts of identifiable assets acquired and liabilities assumed:
Net book value of assets, excluding cash, acquired as of March 29, 2019	e	$5,010
Less elimination of pre-existing L3 goodwill, intangible assets, operating right-of-use assets and operating lease liabilities and certain other non-current assets, non-current deferred income taxes and other accrued items	f	(6,635)
Adjusted net book value of assets acquired		(1,625)
Increase in inventory to fair value	g	157
Identifiable intangible assets at fair value	h	5,465
Increase in other non-current assets for favorable leases	i	60
Decrease in deferred revenue liabilities	j	23
Increase in long-term debt assumed to fair value	k	(129)
Increase in long-term liabilities for unfavorable leases	i	(15)
Increase in defined benefit plans liabilities	l	(61)
Non-controlling interest at fair value	m	(246)
Deferred tax impact of fair value adjustments	n	(1,260)
Goodwill	o	16,077
Net assets acquired at fair value		$18,446

Sensitivity Analysis
Under the acquisition method of accounting, consideration transferred in a business combination is measured at fair value on the effective date. As the exchange ratio of 1.30 shares of Harris common stock for each share of L3 common stock is fixed, the fair value of the merger consideration will continue to fluctuate until the effective date based on the market price of Harris common stock. A 20% fluctuation in the market price of Harris common stock is reasonably possible based on its average volatility. A 20% change in the price of Harris common stock would have the following effect on the total estimated consideration transferred and goodwill:

	Total Estimated Consideration Transferred	Estimated Goodwill
	(In millions)
As presented in pro forma combined results	$18,446	$16,077
20% increase in Harris common stock price	$22,381	$20,012
20% decrease in Harris common stock price	$14,515	$12,146

a.
Any L3 restricted stock unit award (“RSU”) granted prior to October 12, 2018 that is outstanding at the effective time will be deemed accelerated in full and each L3 RSU will, automatically and without any action on the part of the holder thereof, be cancelled and the holder will be entitled to receive a number of shares of Harris common stock equal to the product (rounded to the nearest whole number) of the number of shares of L3 common stock subject to such L3 RSU immediately prior to the effective time multiplied by the exchange ratio. The amount shown represents the estimated number of L3 RSUs expected to be converted into shares of Harris common stock, without reduction for withholding taxes, based on approximately 0.51 million L3 RSUs outstanding as of March 29, 2019.

b.
Each L3 performance unit award (“PSU”) granted prior to October 12, 2018 that is outstanding at the effective time may entitle the holder to receive a number of shares of Harris common stock for an L3 PSU deemed settled and may entitle the holder to receive a converted L3 PSU for an L3 PSU that is not deemed settled, in each case, with respect to a number of shares of L3 common stock based on the greater of the target and actual level of performance through the effective time. L3 PSUs deemed settled will be deemed satisfied and accelerated in full and each settled L3 PSU will, automatically and without action on the part of the holder thereof, be cancelled and the holder will be entitled to receive a number of shares of Harris common stock equal to the product of (a) the number of shares of L3 common stock subject to such L3 PSU immediately prior to the effective time multiplied by (b) the exchange ratio. Each earned L3 PSU that is not deemed settled will, automatically and without any action on the part of the holder thereof, be cancelled and converted into a time-vested restricted stock unit denominated in shares of Harris common stock. The number of shares of Harris common stock subject to each converted L3 PSU will equal the product of (a) the number of shares of L3 common stock subject to such converted L3 PSU immediately prior to the effective time and (b) the exchange ratio. The amount shown represents the estimated number of L3 PSUs expected to be converted into shares of Harris common stock, without reduction for withholding taxes, based on approximately 0.03 million L3 PSUs outstanding as of March 29, 2019 expected to be deemed settled.

c.
Increase in common stock due to shares of Harris common stock to be issued for L3 common stock, L3 RSUs and L3 PSUs. Diluted shares also include the dilutive impact of Harris stock options to be issued for L3 stock options calculated using the treasury stock method.

d.
At the effective time, any service-based or performance-based vesting conditions applicable to each outstanding L3 stock option granted prior to October 12, 2018 will be deemed satisfied and accelerated in full and will be converted into an option to purchase a number of shares of Harris common stock equal to the product of (a) the number of shares of L3 common stock subject to such L3 stock option immediately prior to the effective time and (b) the exchange ratio, at an exercise price per share equal to (i) the exercise price per share of L3 common stock of such option immediately prior to the effective time divided by (ii) the exchange ratio. The amount shown represents the estimated fair value of Harris stock options to be issued based on approximately 1.1 million L3 stock options outstanding as of March 29, 2019.

e.
Reflects the historical net book value of assets, excluding cash, acquired from L3. The unaudited pro forma condensed combined balance sheet reflects the elimination of L3’s historical common stock, treasury stock, retained earnings, accumulated other comprehensive loss and non-controlling interest as part of purchase accounting.

f.	Reflects the elimination of certain previously recorded assets and liabilities by L3 as part of purchase accounting. The historical book value of these assets and liabilities was as follows:

(In millions)	Amount
Goodwill	$(6,826)
Intangible assets	(378)
Operating lease right-of-use assets*	(618)
Other non-current assets (debt issuance costs)	(3)
Other accrued items (related to current portion of operating lease liabilities)*	74
Non-current deferred income taxes (deferred tax liabilities primarily related to eliminated goodwill and intangible assets)	547
Operating lease liabilities*	569
Net eliminations	$(6,635)

*L3’s historical right-of-use assets and operating lease liabilities are eliminated in connection with adjustments to reflect the estimated fair value of favorable and unfavorable lease contracts as part of purchase accounting (see also Note 2i), because Harris has not adopted ASC 842, Leases.

g.	Reflects the increase of L3’s inventory to fair value based on preliminary valuation.

h.	Identifiable intangible assets expected to be acquired consist of the following:

(In millions)	Amount
Acquired customer relationships	$4,000
Acquired trade names	800
Acquired technology	600
Acquired in-process research and development	65
Estimated fair value of identifiable intangible assets	$5,465

i.
$60 million increase in other non-current assets reflects assets recorded as part of purchase accounting for lease contracts with terms that are more favorable than are available in the current market. $15 million increase in other long-term liabilities reflects liability recorded as part of purchase accounting for lease contracts with terms that are less favorable than are available in the current market.

j.	Reflects the estimated fair value adjustment to L3’s deferred revenue balances as part of purchase accounting. The balance of deferred revenue reflects legal performance obligations assumed by Harris.

k.	Reflects the estimated fair value adjustments to L3’s long-term debt determined using prices in secondary markets for identical and similar securities obtained from external pricing sources.

l.	Increase in defined benefit plans to reflect preliminary actuarial valuation of plan liabilities and the fair value of plan assets.

m.	Reflects the fair value of L3’s non-controlling interest.

n.
Represents estimated deferred tax liabilities, at an estimated statutory tax rate of 24%, associated with identifiable intangible assets expected to be acquired and fair value adjustments for inventory, deferred revenue, favorable/unfavorable lease contracts, long-term debt and defined benefit plan liabilities.

o.
Goodwill is calculated as the difference between the fair value of the consideration transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed.

p.	Represents the impact of the fair value of consideration to other capital as part of purchase accounting, calculated as follows:

(In millions)	Amount
Total estimated consideration transferred	$18,446
Add estimated cash to be acquired	1,108
Fair value of equity consideration	19,554
Less increase in common stock	(104)
Increase in other capital	$19,450
NOTE 3: Pro Forma Adjustments

a.	Reflects the impact of expected change-in-control payments under certain post-retirement and share-based and deferred compensation arrangements.

b.
Represents remaining estimated transaction costs for Harris and L3 of $33 million ($27 million after taxes) and $37 million ($30 million after taxes), respectively. As of March 29, 2019, Harris has recognized $12 million of transaction costs, which were included in engineering, selling and administrative expenses in Harris’ historical statement of income for the three quarters ended March 29, 2019. As of March 29, 2019, L3 incurred $15 million of transaction costs, which were included in merger, acquisition and divestiture related expenses in L3’s historical statement of operations for the quarter ended March 29, 2019 and in merger and acquisition related expenses in L3’s historical statement of operations for the year ended December 31, 2018.

c.	Reflects the impact of the expected sale of Harris’ Night Vision business.

d.	Reflects the elimination of intercompany balances and transactions between L3 and Harris.

e.
Reflects other current liabilities of $364 million from L3’s historical balance sheet, which were reclassified to other accrued items to conform their presentation to that of Harris in the unaudited pro forma condensed consolidated balance sheet at March 29, 2019.

f.	Reflects income taxes payable of $61 million that were reclassified to income taxes receivable as a result of pro forma adjustments.

g.	Certain amounts from L3’s historical statement of operations data were reclassified to conform their presentation to that of

Harris. These include:

1.
Loss on sale of the Crestview Aerospace and TCS businesses of $6 million for the three quarters ended March 29, 2019 and gain on sale of the Crestview Aerospace and TCS businesses of $48 million for the fiscal year ended June 29, 2018 were reclassified to engineering, selling and administrative expenses.

2.	Merger, acquisition and divestiture related expenses of $46 million were reclassified to engineering, selling and administrative expenses for the three quarters ended March 29, 2019.

3.
Interest and other income, net of $27 million and $17 million, of which $13 million and $16 million were reclassified to interest income and $14 million and $1 million were reclassified to non-operating income for the three quarters ended March 29, 2019 and fiscal year ended June 29, 2018, respectively.

4.	Debt retirement charges of $21 million and $48 million were reclassified to non-operating income for the three quarters ended March 29, 2019 and fiscal year ended June 29, 2018, respectively.

h.
In its adoption of ASC 606, L3 elected the modified-retrospective transition method and, accordingly, did not apply ASC 606 to reporting periods beginning prior to January 1, 2018. Harris elected the full retrospective transition method in its adoption of ASC 606 and retrospectively applied ASC 606 to all periods presented. Amounts reflect the estimated impact of the retrospective application of ASC 606 to L3’s historical statement of operations data for the six months ended December 31, 2017.

i.
Reflects the net increase in amortization expense related to the estimated fair value of acquired finite-lived identifiable intangible assets and the elimination of historical amortization expense recognized by L3 for the three quarters ended March 29, 2019 and the fiscal year ended June 29, 2018. Assumptions and details are as follows:

(In millions)	Weighted Average Useful Lives (Years)	Fair Value	Three Quarters Ended March 29, 2019	Fiscal Year Ended June 29, 2018
Acquired customer relationships	16	$4,000	$296	$376
Acquired trade names	10	800	60	80
Adjustment to engineering, selling and administrative expenses			356	456
Acquired developed technology	7	600	65	86
Less historical L3 amortization			(40)	(45)
Adjustment to cost of product sales and services			25	41
Total net adjustment to amortization expense			$381	$497

j.	Reflects amortization of the increase to L3’s long-term debt based on a preliminary $129 million fair value adjustment (see also Note 2k).

k.	Reflects the elimination of amortization of net actuarial losses from accumulated comprehensive loss related to L3’s post-retirement benefit plans as part of purchase accounting.

l.	Reflects the elimination of amortization of deferred debt issuance costs as part of purchase accounting.

m.
Represents the income tax impact of the pro forma adjustments, using the blended worldwide tax rates for L3, in the case of pro forma adjustments to L3’s historical results, and the federal and state statutory tax rates for Harris, in the case of pro forma adjustments to Harris’ historical results. As a result, the combined statutory tax rate used to tax effect the pro forma adjustments was approximately 24% and 30% for the three quarters ended March 29, 2019 and the fiscal year ended June 29, 2018, respectively. These tax rates do not represent the combined company’s effective tax rate, which will include other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact the combined company following the consummation of the merger.

n.
In connection with the merger, on October 12, 2018, each company entered into a letter agreement with its chief executive officer, to outline the terms of each such person’s role and compensation arrangements following the merger. Amounts shown reflect the expected increase in compensation expense as a result of these modified arrangements.

o.	Reflects the net statement of income impact of adjustments for favorable and unfavorable leases as part of purchase accounting (see also Note 2i).